EXHIBIT (4)(g) Stock Agreement with Bradford J. Beilly

Health Professionals Inc.
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515 E. Las Olas Blvd, Suite 1600, Fort Lauderdale, FL 33301 * (305) 766-2552



                                                February 21, 1996

Bradford J. Beilly, Esquire
BEILLY & POZZUOLI
790 East Broward Boulevard
Suite 200
Fort Lauderdale, FL 33301

Dear Brad:

         This letter shall confirm the Company's agreement to issue to you 100,000 of the Company's pre-split common stock (10,000 post split shares) in consideration for your services rendered to the Company in excess of the monthly retainer paid to Beilly & Pozzuoli.

         This shall further confirm the Company's agreement to register the shares should the Company undertake an S-8 registration statement.

         I would ask that you memorialize your acceptance of this agreement by signing below.

                                         Very truly yours,

                                         /s/W. DOUGLAS KAHN
                                         -----------------------------
                                         W. DOUGLAS KAHN
                                         Chief Financial Officer

Accepted and Agreed:

/s/BRADFORD J. BEILLY
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BRADFORD J. BEILLY